Exhibit 99.1

Earnings Conference Call
November 2, 2023
8:00 a.m. CT
1 (888) 660-6431 (within North America)
1 (929) 203-2118 (outside of North America)
Access Code: 7372055
Webcast: ir.dnow.com

NOW Inc. Reports Third Quarter 2023 Results

HOUSTON, TX, November 2, 2023—NOW Inc. (NYSE: DNOW) announced results for the third quarter ended September 30, 2023.

Third Quarter 2023 Financial Highlights

•	Revenue was $588 million for the third quarter of 2023

•	Net income attributable to NOW Inc. was $35 million and non-GAAP net income attributable to NOW Inc. excluding other costs was $28 million for the third quarter of 2023

•

Diluted earnings per share attributable to NOW Inc. stockholders was $0.32 and non-GAAP diluted earnings per share attributable to NOW Inc. stockholders excluding other costs was $0.25 for the third quarter of 2023

•	EBITDA excluding other costs for the third quarter of 2023 was $46 million or 7.8% of revenue

•	Cash and cash equivalents was $194 million and long-term debt was zero at September 30, 2023 with total liquidity of approximately $547 million

•	Repurchased $5 million of common stock in the third quarter of 2023

David Cherechinsky, President and CEO of DNOW, added, “We are excited that our third-quarter earnings proved resilient and produced our best year-to-date earnings since becoming a public company. Our gross margins remain strong as we optimize product mix and proactively manage our pipe product lines. We are realizing the benefits of our energy evolution and market-adjacent strategies, as U.S. Process Solutions expanded, aided by demand for fluid handling equipment, and increased EcoVapor product sales used in renewable natural gas decarbonization projects.

Maximizing shareholder value is our top priority. Our focus is on leveraging our debt-free balance sheet with $547 million of total liquidity, generating higher levels of free cash flow, pursuing margin accretive acquisitions and market share and executing our share repurchase program.

We believe the U.S. market will resume a growth path next year as customers reset their budgets and energy evolution projects accelerate. In an environment of strong oil prices, which are averaging near $80 over the last twelve months, we see support for growth in 2024.”

Prior to the earnings conference call a presentation titled “DNOW Third Quarter 2023 Key Takeaways” will be available on the Company’s Investor Relations website.

About NOW Inc.

DNOW is a worldwide supplier of energy and industrial products and packaged, engineered process and production equipment with a legacy of 160 years. Headquartered in Houston, Texas, with approximately 2,475 employees and a network of locations worldwide, we offer a broad set of supply chain solutions combined with a suite of digital solutions branded as DigitalNOW® that provide customers world-class technology for digital commerce, data and information management. Our locations provide products and solutions to exploration and production companies, midstream transmission and storage companies, refineries, chemical companies, utilities, mining, municipal water, manufacturers, engineering and construction companies as well as companies operating in the decarbonization, energy transition and renewables end markets.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by NOW Inc. with the U.S. Securities and Exchange Commission, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

Contact:

Mark Johnson

Senior Vice President and Chief Financial Officer

(281) 823-4754

NOW INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$194	$212
Receivables, net	396	398
Inventories, net	415	381
Prepaid and other current assets	28	26

Total current assets	1,033	1,017
Property, plant and equipment, net	130	119
Goodwill	140	116
Intangibles, net	29	25
Other assets	44	43

Total assets	$1,376	$1,320

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$301	$304
Accrued liabilities	114	126
Other current liabilities	8	9

Total current liabilities	423	439
Long-term operating lease liabilities	28	25
Deferred income taxes	1	1
Other long-term liabilities	17	11

Total liabilities	469	476
Commitments and contingencies Stockholders’ equity:
Preferred stock - par value $0.01; 20 million shares authorized; no shares issued and outstanding	—	—
Common stock - par value $0.01; 330 million shares authorized; 106,329,287 and 110,369,266 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	1	1
Additional paid-in capital	2,028	2,066
Accumulated deficit	(975)	(1,075)
Accumulated other comprehensive loss	(150)	(150)

NOW Inc. stockholders’ equity	904	842
Noncontrolling interest	3	2

Total stockholders’ equity	907	844

Total liabilities and stockholders’ equity	$1,376	$1,320

NOW INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In millions, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2023	2022	2023	2023	2022
Revenue	$588	$577	$594	$1,766	$1,589
Operating expenses:
Cost of products	454	438	460	1,361	1,215
Warehousing, selling and administrative	97	95	98	297	268
Impairment and other charges	—	—	—	—	10

Operating profit	37	44	36	108	96
Other income (expense)	—	—	(1)	(1)	9

Income before income taxes	37	44	35	107	105
Income tax provision	2	3	1	6	8

Net income	35	41	34	101	97
Net income attributable to noncontrolling interest	—	1	—	1	1

Net income attributable to NOW Inc.	$35	$40	$34	$100	$96

Earnings per share attributable to NOW Inc. stockholders:
Basic	$0.32	$0.35	$0.31	$0.91	$0.85

Diluted	$0.32	$0.35	$0.31	$0.90	$0.85

Weighted-average common shares outstanding, basic	107	111	107	108	111

Weighted-average common shares outstanding, diluted	108	111	108	109	111

NOW INC.

SUPPLEMENTAL INFORMATION

BUSINESS SEGMENTS (UNAUDITED)

(In millions)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2023	2022	2023	2023	2022
Revenue:
United States	$448	$435	$456	$1,331	$1,177
Canada	68	86	66	217	240
International	72	56	72	218	172

Total revenue	$588	$577	$594	$1,766	$1,589

NOW INC.

SUPPLEMENTAL INFORMATION (CONTINUED)

U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO NON-GAAP RECONCILIATIONS

NET INCOME ATTRIBUTABLE TO NOW INC. TO NON-GAAP EBITDA EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2023	2022	2023	2023	2022
GAAP net income attributable to NOW Inc. (1)	$35	$40	$34	$100	$96
Net income attributable to noncontrolling interest (2)	—	1	—	1	1
Interest expense (income), net	(2)	(1)	—	(3)	(1)
Income tax provision	2	3	1	6	8
Depreciation and amortization	7	5	6	19	14
Other costs:
Stock-based compensation	4	3	4	11	7
Other (3)	—	2	2	6	3

EBITDA excluding other costs	$46	$53	$47	$140	$128

EBITDA % excluding other costs (4)	7.8%	9.2%	7.9%	7.9%	8.1%

NET INCOME ATTRIBUTABLE TO NOW INC. TO NON-GAAP NET INCOME ATTRIBUTABLE TO NOW INC. EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2023	2022	2023	2023	2022
GAAP net income attributable to NOW Inc. (1)	$35	$40	$34	$100	$96
Other, net of tax (5) (6)	(7)	(6)	(7)	(17)	(18)

Net income attributable to NOW Inc. excluding other costs (6)	$28	$34	$27	$83	$78

DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO NOW INC. STOCKHOLDERS TO NON-GAAP DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO NOW INC. STOCKHOLDERS EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2023	2022	2023	2023	2022
GAAP diluted earnings per share attributable to NOW Inc. stockholders (1)	$0.32	$0.35	$0.31	$0.90	$0.85
Other, net of tax (5) (6)	(0.07)	(0.05)	(0.06)	(0.15)	(0.15)

Diluted earnings per share attributable to NOW Inc. stockholders excluding other costs (6)	$0.25	$0.30	$0.25	$0.75	$0.70

(1)

In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The non-GAAP financial measures include: (i) earnings before interest, taxes, depreciation and amortization (EBITDA) excluding other costs, (ii) net income attributable to NOW Inc. excluding other costs and (iii) diluted earnings per share attributable to NOW Inc. stockholders excluding other costs. Each of these financial measures excludes the impact of certain other costs and therefore has not been calculated in accordance with GAAP. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included in the schedules herein.

(2)

Net income attributable to noncontrolling interest represents the income retained by the noncontrolling party of a joint venture in our international segment which we consolidate into our financials as we are the primary beneficiary and controlling member.

(3)

For the nine months ended September 30, 2023, Other of approximately $6 million, included in warehousing, selling and administrative, was related to legal fees for litigation matters that were not ordinary or routine to the operations of the business where the Company is seeking damages, and separation and transaction-related charges.

(4)	EBITDA % excluding other costs is defined as EBITDA excluding other costs divided by Revenue.

(5)	Other, net of tax includes certain income and expenses and does not include stock-based compensation expense.

For the three months ended September 30, 2023, Other, net of tax included a benefit of approximately $7 million from changes in the valuation allowance recorded against the Company’s deferred tax assets. For the nine months ended September 30, 2023, Other, net of tax included a benefit of approximately $23 million from changes in the valuation allowance recorded against the Company’s deferred tax assets, partially offset by approximately $6 million related to legal fees for litigation matters that were not ordinary or routine to the operations of the business where the Company is seeking damages, and separation and transaction-related charges. The Company has excluded the impact of these items on its valuation allowance in computing net income excluding other costs.

(6)	Totals may not foot due to rounding.

5